Exhibit 99.1
athenahealth to Acquire Anodyne Health Partners, Inc.
Acquisition Adds SaaS Business Intelligence Tools and Provides Growth Vehicle in Enterprise and Large
Market Segments
WATERTOWN, MA — October 5, 2009 — athenahealth, Inc. (NASDAQ: ATHN), a leading provider of internet-based business services for physician practices, today announced that it has signed a definitive agreement to acquire Anodyne Health Partners, Inc., a provider of Software-as-a-Service (SaaS) business intelligence (BI) solutions for healthcare providers. Terms of the merger agreement include a cash payment of $22.3 million with the potential for additional consideration of up to $7.7 million, based on the achievement of certain business and financial milestones. The transaction is expected to close in October.
Based in Alpharetta, Georgia, Anodyne Health Partners currently services large and enterprise medical group clients and has over 14,000 medical providers under contract. Anodyne Health Partners provides these clients with a unique proprietary web-based BI software platform, Anodyne Intelligence™, and related services. This platform enhances an organization’s ability to view all facets of its revenue cycle information and to access and extract critical operational and administrative information from various data systems. Anodyne Health Partners also has a business process outsourcing unit which is excluded from the acquisition and will be spun off into a separate company prior to closing.
“Anodyne Health Partners has developed what we believe is the best web-based business intelligence and reporting capability in the market, which it delivers to all size practices with particular success in large and enterprise-level medical group clients,” said Jonathan Bush, athenahealth’s Chairman and CEO. “By offering this capability through our national physician network, we will enhance our services to existing clients while creating a pathway for additional growth of our core services.”
Anodyne Health Partners will operate as a separate unit of athenahealth with its own brand identity and will continue to market its BI solution on a standalone basis across all practice management platforms as it has done in the past. athenahealth plans to enhance the value of the Anodyne Intelligence service for athenahealth customers by integrating the service’s existing practice information reporting capabilities into the athenaCollectorSM platform.
“athenahealth is by far the leading disruptive technology in our industry,” said Michael Funk, CEO of Anodyne Health Partners. “By joining with athenahealth, we believe there is a tremendous opportunity to expand the development and use of the web-based tools we have built and to accelerate adoption of athenahealth’s practice management, electronic health record, and patient communication services in the large group and enterprise market.”
athenahealth expects to incur expenses related to transaction costs and amortization of purchased intangibles associated with the acquisition. The Company intends to exclude these expenses from its non-GAAP adjusted financial statements. The transaction-related expenses are expected to be approximately three cents per diluted share.
About Anodyne Health Partners
Anodyne Health Partners (www.anodynehealth.com) is a provider of business intelligence (BI) solutions for healthcare providers representing the large and enterprise group markets. The Company’s unique, easy-to-use, web-based business intelligence software revolutionizes access to revenue cycle information that was once thought difficult, or even impossible, to obtain.
About athenahealth
athenahealth, Inc. (Nasdaq: ATHN) is a leading provider of internet-based business services for physician practices. The Company’s service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and live patient communications services. For more information visit www.athenahealth.com or call (888) 652-8200.
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding the benefits of athenahealth’s service offerings, the consummation, planned integration and expected benefits (including a positive effect on the sale of our products and services) of the merger and the transaction-related expenses incurred in connection with the merger. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the risk that our services offerings will not operate in the manner that we expect, due to design flaws, security breaches or otherwise; potential interruptions or delays in our internet-based services offerings; our reliance upon third parties, such as computer hardware, software, data-hosting and internet infrastructure providers, which reliance may result in failures or disruptions in our service offerings; errors or omissions included in our payer and clinical intelligence rules engine and database; the evolving and complex government regulatory compliance environment in which we and our clients operate; the risk that the merger does not close, including the risk that required stockholder approvals for the merger may not be obtained; diversion of management’s attention away from other business concerns; the risk associated with the development of athenahealth’s strategic objectives; the existence of unanticipated technical, commercial or other setbacks; the ability to build additional value in the business; and the risk that athenahealth may not successfully integrate the product lines, and may not realize the anticipated benefits or synergies of the merger. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. athenahealth, Inc. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by athenahealth, Inc., see the disclosures contained in our public filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q, and Annual Report on Form 10-K for the fiscal year ended December 31, 2008, under the heading Part I, Item IA “Risk Factors,” available on the Investors section of our website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.
Contacts:
John Hallock (Media)
Director, Corporate Communications
athenahealth, Inc.
(617) 402-1428
media@athenahealth.com
Jennifer Heizer (Investors)
Senior Manager, Investor Relations
athenahealth, Inc.
(617) 402-1322
investorrelations@athenahealth.com
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